Exhibit 3.77

1217969

ENDORSED
FILED
in the office of the Secretary of State
of the state of California
ARTICLES OF INCORPORATION	DEC-5 1983
MARCH FONG EU, Secretary of State
OF	Carmelle M. Guy
Deputy
EVERGREEN OIL

I

The name of this corporation is Evergreen Oil.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this corporation’s initial agent for service of process is: Robert H. Klugman, 333 S. Grand Avenue, 37th Floor, Los Angeles, California 90071-1599.

IV

This corporation is authorized to issue only one class of shares of stock, and the total number of shares which this corporation is authorized to issue is 1,000,000.

DATED: December 5, 1983.

/s/ Robert H. Klugman
Robert H. Klugman

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ Robert H. Klugman
Robert H. Klugman

ENDORSED
FILED
in the office of the Secretary of State
of the State of California
NOV 29 1984
CERTIFICATE OF AMENDMENT TO THE	MARCH FONG EU, Secretary of State
By JAMES E. HARRIS
Deputy
ARTICLES OF INCORPORATION OF

EVERGREEN OIL

DAVID J. CARTANO and ROBERT H. KLUGMAN certify that:

1.            They are the Vice President and the Assistant Secretary, respectively, of EVERGREEN OIL, a California corporation.

2.            Article I of the articles of incorporation of this corporation is amended to read as follows:

“The name of this corporation is EVERGREEN OIL, INC.”

3.            The foregoing amendment of the articles of incorporation has been duly approved by the board of directors.

4.            The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 45,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge.

DATED:   November 28, 1984.

/s/ David J. Cartano
David J. Cartano, Vice President

/s/ Robert H. Klugman
Robert H. Klugman, Assistant Secretary

2

BYLAWS

Bylaws for the regulation, except as

otherwise provided by statute or its

Articles of Incorporation, of

Evergreen Oil

(a California corporation)

ARTICLE I. OFFICES

Section 1.              Principal Executive Office

The principal executive office of the corporation is hereby fixed and located at 1000 South Grand Avenue, Santa Ana, California 92705-4184. The Board of Directors (herein called the “Board”) is hereby granted full power and authority to change said principal executive office from one location to another. Any such change shall be noted on the Bylaws opposite this Section, or this Section may be amended to state the new location.

Section 2.              Other Offices

Branch or subordinate offices may at any time be established at any place or places.

ARTICLE II. SHAREHOLDERS

Section 1.              Place of Meetings

Meetings of shareholders shall be held either at the principal executive office of the corporation or at such other place within or without the State of California as may be designated either by the Board or by the written consent of all persons entitled to vote and not present in person or by proxy at the meeting, given either before or after the meeting and filed with the Secretary.

Section 2.              Annual Meetings

The annual meetings of shareholders shall be held on the 3rd Wednesday in January of each year, at 10:00 A. M., local time then in effect, or such other date or such other time as may be fixed by the Board; provided, however, that should said day fall upon a Saturday, Sunday, or legal holiday observed by the corporation at its principal executive office, then any such annual meeting of the shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. At such meetings directors shall be elected and any other proper business may be transacted.

Section 3.              Special Meetings

Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than 10 percent of the votes at such meeting. Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice. Nothing contained in this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board may be held.

Section 4.              Notice of Annual or Special Meeting

(a)           Written notice of each annual or special meeting of shareholders shall be given not less than 10 (or, if sent by third-class mail, 30) nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

(b)           Notice of a shareholders’ meeting shall be given either personally or by first-class mail, or, if the corporation has outstanding shares held of record by 500 or more persons (determined as provided under the California General Corporation Law) on the record date for the shareholders’ meeting, notice may be sent by third-class mail, or by other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient, or is delivered to a common carrier for transmission, or is actually transmitted by the person giving the notice by electronic means to the recipient.

Section 5.              Quorum

Unless otherwise provided in the Articles, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. The affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or by the Articles and except as provided in the following sentence. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 6.              Adjourned Meeting and Notice Thereof

(a)           Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 5 of this Article) no other business may be transacted at such meeting.

(b)           It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when any shareholders’ meeting is adjourned for more than 45 days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 7.              Voting

The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only those persons in whose names shares stand on the share records of the corporation on the record date determined in accordance with Section 8 of this Article. Voting shall in all cases be subject to the provisions of the California General Corporation Law and to the following provisions:

(a)              Subject to clause (g), shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder’s name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee’s name.

(b)              Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in the order of the court by which such receiver was appointed.

(c)              Subject to the provisions of the California General Corporation Law, and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d)              Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor’s property has been appointed and written notice of such appointment given to the corporation.

(e)              Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the chairman of the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this subdivision, unless the contrary is shown.

(f)            Shares of the corporation owned by any subsidiary shall not be entitled to vote on any matter.

(g)           Shares held by the corporation in a fiduciary capacity, and shares of the corporation held in a fiduciary capacity by any subsidiary of the corporation, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote such shares.

(h)           If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i)            If only one votes, such act binds all;

(ii)           If more than one vote, the act of the majority so voting binds all;

(iii)          If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this Section shall be a majority or even split in interest.

(i)            Subject to the following sentence and to the provisions of the California General Corporation Law, every shareholder entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or may distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes for any candidate or candidates pursuant to the preceding sentence unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

(j)            Elections need not be by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.

(k)           In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against a director and votes withheld shall have no legal effect.

Section 8.              Record Date

(a)           The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall be not less than 10 nor more than 60 days prior to the date of the meeting nor more than 60 days prior to any other action. When a record date is so fixed, only shareholders of record at the close of business on the record date are entitled to notice of the meeting and to vote, or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date, except as otherwise provided in the Articles, by agreement, or by law. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

(b)           If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than as set forth in this Section 8 or in Section 10 of this Article shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Section 9.                                                   Waivers, Consents and Approvals; Effect of Attendance at Meetings; Required Notice of Shareholder Business

(a)           The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

(b)           Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the California General Corporation Law to be included in the notice but not so included, if such objection is expressly made at the meeting.

(c)           Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided in the Articles; provided, however, that any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, with respect to either (i) a contract ot ransaction in which a director has a direct or indirect financial interest pursuant to Section 310 of the Corporations Code of California, (ii) an amendment of the Articles of Incorporation pursuant to Section 902 of that Code, (iii) a reorganization of the corporation pursuant to Section 1201 of that Code, (iv) a voluntary dissolution of the corporation pursuant to Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of that Code, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice. (See California Corporations Code § 601(f).)

Section 10.                                    Shareholder Action By Written Consent Without a Meeting

(a)                       Unless otherwise provided in the Articles, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes has been fixed as provided in Section 8 of this Article, the record date for determining shareholders entitled to give consent pursuant to this Section 10, when no prior action has been taken by the Board, shall be at the close of business on the day on which the first written consent is given. All such consents shall be filed with the secretary of the corporation and shall be maintained with the corporate records. Any shareholder giving a written consent, or such shareholder’s proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter.

(b)                       In the case of the election of directors, such a written consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that the shareholders may elect a director at any time to fill a vacancy on the board of directors that has not been filled by the directors, other than a vacancy created by removal, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. The election of a director by written consent to fill a vacancy created by removal requires the unanimous written consent of all shares entitled to vote for the election of directors.

(c)                        If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of any corporate action approved by shareholders without a meeting to those shareholders entitled to vote who have not consented in writing to such action. This notice shall be given in the manner specified in Section 4(b) of this Article II. In the case of approval of either (i) a contract or transaction in which a director has a direct or indirect financial interest pursuant to Section 310 of the Corporations Code of California, (ii) indemnification of agents of the corporation pursuant to Section 317 of that Code, (iii) a reorganization of the corporation pursuant to Section 1201 of that Code, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of that Code, then the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

Section 11.                   Proxies

Every person entitled to vote shares has the right to do so either in person or by one or more agents authorized by a written proxy signed by such person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or by the shareholder’s attorney-in-fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect until: (i) revoked by the person executing it prior to the vote pursuant to that proxy by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by the person who executed the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the California General Corporation Law. (See California Corporations Code § 705.)

Section 12.                        Inspectors of Election

(a)                       In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or shareholder’s proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

(b)                       The duties of such inspectors shall be as prescribed by the California General Corporation Law and shall include the following: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

Section 13.                        Conduct of Meeting of Shareholders

Subject to the following and to applicable law, meetings of shareholders generally shall follow accepted rules of parliamentary procedure.

(a)                       The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(b)                       If disorder should arise that prevents continuation of the legitimate business of the meeting, the chairman may announce the adjournment of the meeting and quit the chair; and upon his so doing, the meeting shall be immediately adjourned.

(c)                        The chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

(d)                       A resolution or motion shall be considered for vote only if proposed by a shareholder or duly authorized proxy and seconded by an individual who is a shareholder or a duly authorized proxy, other than the individual who proposed the resolution or motion.

ARTICLE III. DIRECTORS

Section 1.                              Powers

Subject to limitations of the Articles, of these Bylaws, and of the California General Corporation Law relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

(a)                       To select and remove all the officers, agents, and employees of the corporation (other than the directors), prescribe such powers and duties for them as may not be inconsistent with law, or with the Articles or these Bylaws, fix their compensation, and require from them security for faithful service.

(b)                       To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles or these Bylaws, as they may deem best.

(c)                        To adopt, make, and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best.

(d)                       To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

(e)                        To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

Section 2.                       Number of Directors

The authorized number of directors shall be three (3) until changed by amendment of the Articles or by a Bylaw duly adopted by the shareholders amending this Section 2; provided, however, that if the Articles of the corporation set forth the authorized number of directors of the corporation, the authorized number of directors may be changed only by an amendment of the Articles; and provided, further, that after the issuance of shares, a Bylaw or an amendment of the Articles reducing the authorized number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.

Section 3.                       Election and Term of Office

The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

Section 4.                       Vacancies

(a)                       Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board, unless the notice specifies a later time later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected by the Board or by the shareholders to take office when the resignation becomes effective.

(b)                       Vacancies on the Board, except those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified.

(c)                        A vacancy or vacancies on the Board shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

(d)                       The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

(e)                        The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent, other than to fill a vacancy created by removal, requires the consent of a majority of the outstanding shares entitled to vote. Any such election by written consent to fill a vacancy created by removal requires the unanimous written consent of all shares entitled to vote for the election of directors.

(f)                         No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

Section 5.                         Place of Meetings

Regular or special meetings of the Board shall be held at any place within or without the State of California which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.

Section 6.                         Regular Meetings

(a)                       Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business.

(b)                       Other regular meetings of the Board shall be held without call on such dates as determined from time to time by the Board; provided, however, should said day fall on a Saturday, Sunday, or legal holiday observed by the corporation at its principal executive office, then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day. Call and notice of all regular meetings of the Board are hereby dispensed with.

Section 7.                         Special Meetings

(a)                       Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two directors.

(b)                       Special meetings of the Board shall be held upon four days’ notice by mail or upon 48 hours’ notice delivered personally or by telephone or telegraph. Neither the Articles nor these Bylaws may dispense with notice of a special meeting. Such notice need not specify the purpose of any special meeting of the Board. Any such notice shall be addressed or delivered to each director at such director’s address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

(c)                        Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Notice by mail shall be sent by first-class mail. Any other written notice shall be deemed to have been given at the time it is personally delivered to the director, or is delivered to a common carrier for transmission, or is actually transmitted by the person giving the notice by electronic means to the director. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the director or to a person at the address of the director as shown on the records of the corporation or at the director’s office who the person giving the notice has reason to believe will promptly communicate it to the director.

Section 8.                         Quorum

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as provided in Section 11 of this Article. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 9.                         Participation in Meetings by Conference Telephone

Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section constitutes presence in person at such meeting.

Section 10.                          Waiver of Notice

Notice of a meeting need not be given to any director who, either before or after the meeting, signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11.                          Adjournment

A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned; provided, however, that if a meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 12.                          Fees and Compensation

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

Section 13.                          Action Without Meeting

Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall have the same force and effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

Section 14.                          Rights of Inspection

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

Section 15.                          Committees

The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

(a)                       The approval of any action for which the California General Corporation Law also requires shareholders’ approval or approval of the outstanding shares;

(b)                       The filling of vacancies on the Board or on any committee;

(c)                        The fixing of compensation of the directors for serving on the Board or on any committee;

(d)                       The amendment or repeal of Bylaws or the adoption of new Bylaws;

(e)                        The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)                         A distribution to the shareholders of the corporation except at a rate or in a periodical amount or within a price range determined by the Board; and

(g)                        The appointment of other committees of the Board or the members thereof.

Any such committee may be designated as an Executive Committee or as the Board shall specify. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of the proceedings of each committee.

Section 16.                          Manifestation of Dissent

A director of this corporation who is present at a meeting of the Board or of any committee of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV. OFFICERS

Section 1.          Officers

The officers of the corporation shall be a president, a secretary, and a treasurer or chief financial officer. The corporation may also have, at the discretion of the Board, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

Section 2.          Election

The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

Section 3.          Subordinate Officers

The Board may elect, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

Section 4.          Removal and Resignation

(a)        Any officer may be removed, either with or without cause, by the Board at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

(b)        Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.          Vacancies

A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 6.          Chairman of the Board

The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

Section 7.          President

Subject to such powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the corporation and shall have, subject to the control of the Board, general supervision, direction, and control of the business and officers of the corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board.

Section 8.          Vice Presidents

In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

Section 9.          Secretary

(a)           The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal executive office or business office in accordance with the California General Corporation Law.

(b)        The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

(c)        The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 10.       Treasurer

(a)        The Treasurer is the chief financial officer of the corporation and, where appropriate, may be designated by the alternate title “Chief Financial Officer”. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

(b)        The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

ARTICLE V. OTHER PROVISIONS

Section 1.              Inspection of Corporate Records

(a)        A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation, or who hold at least one percent of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation, shall have an absolute right to do either or both of the following:

(i)        Inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the corporation; or

(ii)       Obtain from the transfer agent for the corporation, if any, upon five business days’ prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled, or as of a date specified by the shareholder subsequent to the date of demand.

(b)        The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder’s interest as a shareholder or holder of a voting trust certificate.

(c)        The accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board shall be open to inspection upon written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as a holder of such voting trust certificate.

(d)        Any inspection and copying under this Article may be made in person or by agent or attorney.

Section 2.          Inspection of Bylaws

The corporation shall keep at its principal executive office in the State of California, or, if its principal executive office is not in such State, at its principal business office in the State of California, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such State, the corporation shall upon the written request of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date.

Section 3.          Endorsement of Documents; Contracts

Subject to the provisions of applicable law, any check, draft or other order for payment, note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing, and any assignment or endorsements thereof, executed or entered into between this corporation and any other person, when signed by (i) any one of the following: the Chairman of the Board, the President or any Vice President, and by (ii) any one of the following: the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, shall be valid and binding on this corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board and, unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 4.          Certificates for Shares

(a)        Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by (i) any one of the following: the Chairman of the Board, the President or any Vice President, and by (ii) any one of the following: the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

(b)        Any such certificate shall also contain such legend or other statement as may be required by the California General Corporation Law, the California Corporate Securities Law of 1968, the federal securities laws, and any agreement between the corporation and the issuee thereof.

(c)        Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on the face thereof the total amount of the consideration to be paid therefor, the amount paid thereon, and the amount remaining unpaid and the terms of payment thereof.

(d)        No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that the Board may authorize the issuance of a new certificate without the surrender and cancellation of the old certificate if: (1) the old certificate is alleged to have been lost, destroyed or stolen; (2) the request for issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser; and (3) the owner or the owner’s legal representative satisfies any other reasonable requirements imposed by the Board, including giving the corporation a bond (or other adequate security) sufficient to indemnify the corporation against any claim that may be made against the corporation (including any expense or liability) on account of the alleged loss, destruction or theft of any such certificate or on account of the issuance of any such new certificate. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of the California Uniform Commercial Code.

Section 5.          Transfer Agents and Registrars

The Board may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, and which shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board may designate.

Section 6.          Representation of Shares of Other Corporations

The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Section 7.          Stock Purchase Plans

(a)        The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes, or otherwise.

(b)        Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

Section 8.          Annual Report to Shareholders

For as long as the corporation continues to have fewer than 100 shareholders, the annual report to shareholders referred to in the California General

Corporation Law is hereby expressly waived; provided, however, that nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

Section 9.          Construction and Definitions

Unless the context otherwise requires,

(a)        The general provisions, rules of construction, and definitions contained in the General Provisions and Definitions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these Bylaws, and references to the foregoing statutes or to any other statute shall refer to such statutes as the same may be amended and in effect from time to time.

(b)        “Articles” shall mean the Articles of Incorporation of the corporation as the same may be amended and in effect from time to time.

ARTICLE VI. INDEMNIFICATION

It is the policy of the corporation to indemnify its agents, as hereinafter defined, to the fullest extent permitted by the California General Corporation Law and such other laws or regulations as may be applicable. The provisions of this Article VI of these Bylaws shall be liberally construed to carry out this policy.

Section 1.          Definitions

For the purposes of this Article, “agent” means any person who is or was a director, officer, employee, or other agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or who was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; “proceeding” includes any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes attorneys’ fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c).

Section 2.          Indemnification in Actions by Third Parties

The corporation shall have power to indemnify, to the fullest extent allowed by any applicable law, any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 3.          Indemnification in Actions by or in the Right of the Corporation

The corporation shall have power to indemnify, to the fullest extent allowed by any applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section 3:

(a)        In respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person’s duty to the corporation, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

(b)        Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

(c)        Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

Section 4.          Indemnification Against Expenses

To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5.          Required Determinations

Except as provided in Section 4, any indemnification under this Article shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3, by:

(a)        A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(b)        Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(c)        The court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by the corporation.

Section 6.          Advance of Expenses

Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

Section 7.              Other Indemnification

No provision made by the corporation to indemnify its or its subsidiary’s directors or officers for the defense of any proceeding, whether contained in the Articles, Bylaws, a resolution of shareholders or directors, an agreement, or otherwise, shall be valid unless consistent with this Article. Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

Section 8.              Forms of Indemnification Not Permitted

No indemnification or advance shall be made under this Article, except as provided in Section 4 or Section 5(c), in any circumstance where it appears:

(a)           That it would be inconsistent with a provision of the Articles, Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)           That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 9.              Insurance

The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

Section 10.            Nonapplicability to Fiduciaries of Employee Benefit Plans

This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of any employee benefit plan in such person’s capacity as such, even though such person may also be an agent of the corporation as defined in Section 1. The corporation shall have power to indemnify and to purchase and maintain insurance on behalf of any such trustee, investment manager, or other fiduciary to the fullest extent permitted by the California General Corporation Law.

ARTICLE VII. EMERGENCY PROVISIONS

Section 1.              General

The provisions of this Article shall be operative only during a national emergency declared by the President of the United States or by the person performing the President’s functions, or in the event of a nuclear, atomic, biological, chemical or other attack on the United States or a disaster, any of which makes it impossible or impracticable for the corporation to conduct its business without recourse to the provisions of this Article. Said provisions in such event shall override all other Bylaws of this corporation in conflict with any provisions of this Article, and shall remain operative so long as it remains impossible or impracticable to continue the business of the corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article.

Section 2.              Unavailable Directors

All directors of the corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

Section 3.              Authorized Number of Directors

The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2, or the minimum number required by law, whichever number is greater.

Section 4.              Quorum

The number of directors necessary to constitute a quorum shall be one-third of the authorized number of directors as specified in the foregoing Section, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the Bylaws of a corporation to specify.

Section 5.              Creation of Emergency Committee

In the event the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 is less than the minimum number of authorized directors required by law, then until the appointment of additional directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the corporation pursuant to such powers and authorities and shall have all such other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

Section 6.              Constitution of Emergency Committee

The emergency committee shall consist of all the directors remaining after eliminating those who have ceased to be directors pursuant to Section 2, provided that such remaining directors are not less than three in number. In the event such remaining directors are less than three in number, the emergency committee shall consist of three persons, who shall be the remaining director or directors and either one or two officers or employees of the corporation, as the remaining director or directors may in writing designate. If there is no remaining director, the emergency committee shall consist of the three most senior officers of the corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration. In the event that there are no remaining directors and no officers or employees of the corporation available, the emergency committee shall consist of three persons designated in writing by the shareholder owning the largest number of shares of record as of the date of the last record date.

Section 7.              Powers of Emergency Committee

The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment, all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article.

Section 8.              Directors Becoming Available

Any person who has ceased to be a director pursuant to the provisions of Section 2 and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.

Section 9.              Election of Board of Directors

The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a board of directors, and upon such election all the powers and authorities of the emergency committee shall cease.

Section 10.            Termination of Emergency Committee

In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be directors pursuant to Section 2 become available to serve as directors, so that if they had not ceased to be directors as aforesaid, there would be enough directors to constitute the minimum number of directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall be at an end.

ARTICLE VIII. AMENDMENTS

Section 1.              Amendment by Shareholders

New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of the corporation set forth the authorized number of directors of the corporation, the authorized number of directors may be changed only by an amendment of the Articles; and provided, further, that after the issuance of shares, a Bylaw or an amendment of the Articles reducing the authorized number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.

Section 2.              Amendment by Directors

Subject to the rights of the shareholders as provided in Section 1 of this Article VIII, Bylaws may be adopted, amended or repealed by the Board; provided, however, that after the issuance of shares, a Bylaw changing the authorized number of directors may be adopted, amended or repealed only by the shareholders.

CERTIFICATE OF SECRETARY

The undersigned hereby certifies that:

1.               The undersigned is the duly elected and acting Secretary of Evergreen Oil, a California corporation.

2.               The foregoing Bylaws, comprising 32 pages, constitute the Bylaws of said corporation as duly adopted and in full force and effect on the date hereof.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 15th day of December, 1983.

/s/ Michael L. Comer
Michael L. Comer, Secretary

[SEAL]

A0749623
FILED
Secretary of State
State of California
DEC 27 2013

Certificate of Amendment of Articles of Incorporation

The undersigned certify that:

1.              They are the President and the Assistant Secretary, respectively, of Evergreen Oil, Inc., a California corporation.

2.              Article 1 of the Articles of Incorporation of this Corporation is amended to read as follows:

The name of the Corporation is Safety-Kleen of California, Inc.

3.              The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.              The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 1000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: 12/23/13

/s/ Jerry Correll
Jerry Correll, President

/s/ Michael McDonald
Michael McDonald, Asst. Secretary